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                                  EXHIBIT 10.2

                           TRANSTECHNOLOGY CORPORATION
                              AMENDED AND RESTATED
                          1992 LONG TERM INCENTIVE PLAN


SECTION 1.  PURPOSE: DEFINITIONS.

The purpose of the TransTechnology Amended and Restated 1992 Long Term Incentive Plan (the "Plan") is to enable TransTechnology Corporation (the "Company") to attract, retain and reward key employees and Outside Directors of the Company and its Subsidiaries and strengthen the mutuality of interests between those individuals and the Company's shareholders, by offering them performance-based stock incentives and/or other equity interests or equity-based incentives in the Company.

For purposes of the Plan, the following terms shall be defined as set forth below:

         (a)      "Board" means the Board of Directors of the Company.

         (b)      "Book Value" means, as of any given date, on a per share basis
                  (i) the Stockholders' Equity in the Company as of the end of the immediately preceding fiscal year as reflected in the Company's consolidated balance sheet, subject to such adjustments as the Committee shall specify at or after grant, divided by (ii) the number of their outstanding shares of Stock as of such year-end date (as adjusted by the Committee for subsequent events).

         (c) "Change of Control" shall be deemed to have occurred upon the occurrence of any one (or more) of the following events after September 13, 1994:

                  (i) Any person, including a group as defined in Section 13(d)(3) of the Exchange Act, becomes the beneficial owner of shares of the Company with respect to which twenty percent (20%) or more of the total number of votes for the election of the Board may be cast;

                  (ii) As a result of, or in connection with, any cash tender offer, exchange offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, persons who were directors of the Company immediately prior to such event shall cease to constitute a majority of the Board;

                  (iii) The stockholders of the Company shall approve an agreement providing either for a transaction in which the Company will cease to be an


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                           independent publicly owned corporation or for a sale
                           or other disposition of all or substantially all the assets of the Company; or

                  (iv) A tender offer or exchange offer is made for shares of the Company's Common Stock (other than one made by the Company) and shares of Common Stock are acquired thereunder ("Offer"). However, the acceleration of the exercisability of outstanding Stock Options upon the occurrence of an Offer shall be within the discretion of the Board.

         (d) "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

         (e) "Committee" means the Committee referred to in Section 2 of the Plan.

         (f) "Company" means TransTechnology Corporation, a corporation organized under the laws of the State of Delaware, or any successor corporation.

         (g) "Deferred Stock" means an award made pursuant to Section 8 below of the right to receive Stock at the end of a specified deferral period.

         (h) "Disability" means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve months.

         (i)      "Exchange Act" shall mean the Securities Exchange Act of 1934.

         (j) "Fair Market Value" means, as of any given date, the mean between the highest and lowest quoted selling price, of the Stock on the New York Stock Exchange or, if no such sale of Stock occurs on the New York Stock Exchange on such date, the fair market value of the Stock as determined by the Committee in good faith. In the case of an Incentive Stock Option, "Fair Market Value" shall be determined without regard to any restriction, other than a restriction which by its terms will never lapse.

         (k) "Incentive Stock Option" means any Stock Option intended to be and designated as an "Incentive Stock Option" within the meaning of Section 422 of the Code.

         (l) "Non-Employee Director" shall have the meaning set forth in Rule 16b-3(b)(3)(I) promulgated by the Securities and Exchange Commission under the Securities and Exchange Act of 1934, or any successor definition adopted by the Commission, which definition currently means a director who:

                  (A) is not currently an officer of or employed by the issuer or a parent or subsidiary of the issuer; and


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                  (B)      does not receive compensation from the issuer, a
                           parent or subsidiary for consulting services or in any capacity other than as a director, except if the amount would not require disclosure pursuant to Item 404(a) of Regulation S-K (if the amount exceeds $60,000); and

                  (C) does not possess an interest in any other transaction for which disclosure would be required pursuant to
                           Item 404(a) of Regulation S-K; and

                  (D) is not engaged in a business relationship for which disclosure would be required by Item 404(b) of Regulation S-K (amount exceeds 5% of revenue of issuer or another entity).

         (m) "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

         (n) "Outside Director" means any Director who is not an employee of the Company or of a Subsidiary.

         (o) "Other Stock-Based Award" means an award under Section 9 below that is valued in whole or in part by reference to, or is otherwise based on Stock.

         (p) "Plan" means this TransTechnology Corporation 1992 Long Term Incentive Plan, as amended from time to time.

         (q) "Restricted Stock" means an award of shares of Stock that is subject to restrictions under Section 7 below.

         (r) "Stock" means the Common Stock, $.01 par value per share, of the Company.

         (s) "Stock Appreciation Right" means the right pursuant to an award granted under Section 6 below to surrender to the Company all (or a portion) of a Stock Option in exchange for an amount equal to the difference between--

                  (i) the Fair Market Value, as of the date such Stock Option (or such portion thereof) is surrendered, of the shares of Stock covered by such Stock Option (or such portion thereof), subject, where applicable, to the pricing provisions in Section 6, and

                  (ii) the aggregate exercise price of such Stock Option (or such portion thereof).

         (t) "Stock Option" or "Option" means any option to purchase shares of Stock (including Restricted Stock and Deferred Stock, if the Committee so determines) granted pursuant to Section 5 below.


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         (u)      "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

SECTION 2.  ADMINISTRATION.

The Plan shall be administered by a Committee of not less than three members of the Board of Directors of the Company (the "Board") all of whom shall be Non-Employee Directors within the meaning of Rule 16b-3 under the Exchange Act.

The Committee shall have full authority to grant, pursuant to the terms of the Plan, to officers, key employees, and Outside Directors eligible under Section 4--

         (i)  Stock Options,

         (ii)  Stock Appreciation Rights,

         (iii)  Restricted Stock,

         (iv)  Deferred Stock, and/or

         (v)  Other Stock-Based Awards.

In particular, the Committee shall have the authority:

         (a) to select the officers and other key employees of the Company and its Subsidiaries to whom Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock, and/or Other Stock-Based Awards may from time to time be granted hereunder.

         (b) to determine whether and to what extent Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock, and/or Other Stock-Based Awards, or any combination thereof, are to be granted hereunder to one or more eligible employees;

         (c) to determine the number of shares to be covered by each such award granted hereunder;

         (d) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, the share price and any restriction or limitation, or any vesting acceleration or waiver of forfeiture restrictions regarding any Stock Option or other award and/or the shares of Stock


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                  relating thereto, based in each case on such factors as the
                  Committee shall determine, in its sole discretion);

         (e) to determine whether and under what circumstances a Stock Option may be settled in cash, Restricted Stock and/or Deferred Stock under Section 5(j) or (k), as applicable, instead of Stock;

         (f) to determine whether, to what extent and under what circumstances Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of the participant (including providing for and determining the amount (if any) of any deemed earnings on any deferred amount during any deferral period);

         (g) to adopt, alter and repeal such rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable;

         (h) to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and

         (i)      to otherwise supervise the administration of the Plan.

All decisions made by the Committee pursuant to the provisions of the Plan shall be made in the Committee's sole discretion and shall be final and binding on all persons, including the Company and Plan participants.

SECTION 3.  STOCK SUBJECT TO PLAN.

The total number of shares of Stock reserved and available for distribution under the Plan shall be 800,000 shares. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares.

Subject to Section 6(b)(iv) below, if any shares of Stock that have been optioned cease to be subject to a Stock Option, or if any such shares of Stock that are subject to any Restricted Stock, or Deferred Stock, or Other Stock-Based Award granted hereunder and forfeited or any such award otherwise terminates without a payment being made to the participant in the form of Stock, such shares shall again be available for distribution in connection with future awards under the Plan.

In the event of any merger, reorganization, consolidation, recapitalization, Stock dividend, Stock split or other change in corporate structure affecting the Stock, such adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan, in the number and option price of shares subject to outstanding Options granted under the Plan, in the number and purchase price of shares subject to outstanding awards granted under the Plan as may be determined to be appropriate by the Committee, in its sole discretion, provided that the number of shares subject to any award shall always be a whole number. Such adjusted option price shall also be used to


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determine the amount payable by the Company upon the exercise of any Stock
Appreciation Right associated with any Stock Option.

SECTION 4.  ELIGIBILITY.

Officers and other key employees of the Company and its Subsidiaries (but excluding members of the Committee) who are responsible for or contribute to the management, growth and/or profitability of the business of the Company and/or its Subsidiaries are eligible to be granted awards under the Plan. Notwithstanding the preceding sentence, Outside Directors may participate to the extent specified in Section 10.

SECTION 5.  STOCK OPTIONS.

Stock Options may be granted alone, in addition to or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve. The provisions of Stock Options need not be the same with respect to each recipient.

Stock Options granted under the Plan may be of two types; (i) Incentive Stock Options and (ii) Non-Qualified Stock Options. However, Incentive Stock Options may only be granted to employees.

The Committee shall have the authority to grant to any optionee Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights).

Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

         (a) Option Price. The option price per share of Stock purchasable under an Incentive Stock Option shall be determined by the Committee at the time of grant but shall be not less than (i) 110% of the Fair Market Value of the Stock at grant in the case of an individual who owns more than 10% of the Stock, determined under the rules of Section 424(d) of the Code ("Ten Percent Shareholder"), and (ii) 100% of the Fair Market Value of the Stock at grant in all other cases. The option price of a Non-Qualified Stock Option need not comply with the restrictions in the preceding sentence.

         (b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than (i) five years after the date the Option is granted in the case of an Incentive Stock Option granted to a Ten Percent Shareholder, and (ii) ten years after the date the Option is granted in all other cases.


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         (c)      Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at or after grant; provided, however, that, except as provided in Section 5(f) and (g), or unless otherwise determined by the Committee at or after grant, no Stock Option shall be exercisable prior to the first anniversary date of the granting of the Option; provided, further, that, notwithstanding anything in the foregoing to the contrary, no Stock Option shall be exercisable prior to the date which is six months subsequent to the grant of said Stock Option. If the Committee provides, in its sole discretion, that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time at or after grant in whole or in part, based on such factors as the Committee shall determine in its sole discretion.

         (d) Method of Exercise. Subject to whatever installment exercise provisions apply under Section 5(c), Stock Options may be exercised in whole or in part at any time during the option period, by giving written notice of exercise to the Company specifying the number of shares to be purchased. Participants may exercise Stock Options only with respect to whole number of shares.

                  Such notice shall be accompanied by payment in full of the purchase price, either by check, note or such other instrument as the Committee may accept. As determined by the Committee, in its sole discretion, at or after grant, payment in full or in part may also be made in the form of unrestricted Stock already owned by the optionee or, in the case of the exercise of a Non-Qualified Stock Option, Restricted Stock or Deferred Stock subject to an award hereunder (based in each case, on the Fair Market Value of the Stock on the date the option is exercised, as determined by the Committee).

                  If payment of the option exercise price of a Non-Qualified Stock Option is made in whole or in part in the form of Restricted Stock or Deferred Stock, such Restricted Stock or Deferred Stock (and any replacement shares relating thereto) shall remain (or be) restricted or deferred, as the case may be, in accordance with the original terms of the Restricted Stock Award or Deferred Stock Award in question, and any additional Stock received upon the exercise shall be subject to the same forfeiture restrictions or deferral limitations, unless otherwise determined by the Committee, in its sole discretion, at or after grant.

                  No shares of Stock shall be issued until full payment therefor has been made. An optionee shall generally have the rights to dividends or other rights of a shareholder with respect to shares subject to the Option when the optionee has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in
                  Section 14(a).

         (e) Non-Transferability of Options. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and all


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                  Stock Options shall be exercisable during the optionee's
                  lifetime only by the optionee.

         (f) Termination by Death. Subject to Section 5(I), if an optionee's employment by the Company and any Subsidiary terminates by reason of death, any Stock Option held by such optionee may thereafter be exercised, to the extent such option was exercisable at the time of death or on such accelerated basis as the Committee may determine at or after grant (or as may be determined in accordance with procedures established by the Committee), by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, for a period of one year (or such other period as the Committee may specify at grant) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

         (g) Termination by Reason of Disability. Subject to Section 5(I), if an optionee's employment by the Company and any Subsidiary terminates by reason of Disability, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination or on such accelerated basis as the Committee may determine, at or after grant (or as may be determined in accordance with procedures established by the Committee), for a period of one year (or such other period as the Committee may specify at grant) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter. However, if the optionee dies within such one year period (or such other period as the Committee shall specify at grant), any unexercised Stock Option held by such optionee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of twelve months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

         (h) Other Termination. Unless otherwise determined by the Committee (or pursuant to procedures established by the Committee) at or after grant, if an optionee's employment by the Company and any Subsidiary terminates for any reason other than death or Disability, the Stock Option may be exercised, to the extent otherwise than exercisable, for the lesser of three months or the balance of such Stock Option's term.

         (i) Incentive Stock Options. Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or modified, nor shall any discretion or authority granted under the Plan be so exercised, or, without the consent of the optionee(s) affected, to disqualify any Incentive Stock Option under such
                  Section 422 of the Code.

                  To the extent required for "Incentive Stock Option" status under Section 422(b)(7) of the Code (taking into account applicable Internal Revenue Service regulations and pronouncements), the aggregate Fair Market Value (determined as of the time


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                  of grant) of the Stock with respect to which Incentive Stock
                  Options granted are exercisable for the first time by the optionee during any calendar year under the Plan and/or any other stock option plan of the Company or any Subsidiary or parent corporation (within the meaning of Section 424 of the Code) shall not exceed $100,000. If Section 422 is hereafter amended to delete the requirement that the plan must expressly provide for the $100,000 limitation, then this second paragraph of Section 5(i) shall no longer be operative.

                  To the extent permitted under Section 422 of the Code or the applicable regulations thereunder or any applicable Internal Revenue Service pronouncement:

                  (i) an Incentive Stock Option shall be exercisable no later than three months following termination of employment with the Company or a Subsidiary;

                  (ii) in the event the optionee's employment is terminated by reason of disability, the three month period of
                           Section 5(I)(I) is extended to twelve months; and

                  (iii) in the event the optionee's employment is terminated by reason of death, the three month period of Section 5(I)(I) is waived entirely.

         (j) Buyout Provisions. The Committee may at any time offer to buy out for a payment in cash, Stock, Deferred Stock or Restricted Stock an option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the optionee at the time that such offer is made.

         (k) Settlement Provisions. If the option agreement so provides at grant or is amended after grant and prior to exercise to so provide (with the optionee's consent), the Committee may require that all or part of the shares to be issued with respect to the spread value of an exercised Stock Option take the form of Deferred or Restricted Stock, which shall be valued on the date of exercise on the basis of the Fair Market Value (as determined by the Committee) of such Deferred or Restricted Stock determined without regard to the deferral limitations and/or forfeiture restrictions involved, other than those restrictions which, by their terms, will never lapse.

SECTION 6.  STOCK APPRECIATION RIGHTS.

         (a) Grant and Exercise. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under the Plan. In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of the grant of such Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of such Stock Option.

                  A Stock Appreciation Right or applicable portion thereof granted with respect to a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, subject to such provisions as the


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                  Committee may specify at grant where a Stock Appreciation
                  Right is granted with respect to less than the full number of shares by a related Stock Option.

                  A Stock Appreciation Right may be exercised by an optionee, subject to Section 6(b), in accordance with the procedures established by the Committee for such purpose. Upon such exercise, the optionee shall be entitled to receive an amount determined in the manner prescribed in Section 6(b). Stock Options relating to exercised Stock Appreciation Rights shall no longer be exercisable to the extent that the related Stock Appreciation Rights have been exercised.

         (b) Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

                  (i) Stock Appreciation Rights shall be exercisable only at such time and to the extent that the Stock Options to which they relate shall be exercisable in accordance with the provisions of Section 5 and this
                           Section 6 of the Plan. Notwithstanding anything to the contrary in this Section 6, no Stock Appreciation Right shall be exercisable prior to the date which is six months subsequent to the date of grant of said Stock Appreciation Right.

                  (ii) Upon the exercise of a Stock Appreciation Right, an optionee shall be entitled to receive an amount in cash and/or shares of Stock equal in value to the excess of the Fair Market Value of one share of Stock over the option price per share specified in the related Stock Option multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment. When payment is to be made in shares, the number of shares to be paid shall be calculated on the basis of the Fair Market Value of the shares on the date of exercise. When payment is to be made in cash, such amount shall be calculated on the basis of the mean between the highest and lowest quoted selling price, of the Stock on the New York Stock Exchange during the applicable period referred to in Rule 16b-3(e) under the Exchange Act.

                  (iii) Stock Appreciation Rights shall be transferable only when and to the extent that the underlying Stock Option would be transferable under Section 5(e) of the Plan.

                  (iv) Upon the exercise of a Stock Appreciation Right, the Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Section 3 of the Plan for the number of shares of Stock to be issued under the Plan, but only to the extent of the number of shares issued under the Stock

                           Appreciation Right at the time of exercise based on the value of the Stock Appreciation Right at such time.

                  (v) The provisions of Stock Appreciation Rights need not be the same with respect to each recipient.

SECTION 7.  RESTRICTED STOCK.

         (a) Administration. Shares of Restricted Stock may be issued either alone, in addition to or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the price (if any) to be paid by the recipient of Restricted Stock (subject to Section 7(b)), the time or times within which such awards may be subject to forfeiture, and all other terms and conditions of the awards.

                  The Committee may condition the grant of Restricted Stock upon the attainment of specified performance goals or such other factors as the Committee may determine, in its sole discretion.

                  The provisions of Restricted Stock Awards need not be the same with respect to each recipient.

         (b) Awards and Certificates. The prospective recipient of a Restricted Stock Award shall not have any rights with respect to such award unless and until such recipient has executed an agreement evidencing the award and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such award.

                  (i) Shares of Restricted Stock may be issued for no cash consideration.

                  (ii) In order to receive an award of Restricted Stock, the Participant must first execute a Restricted Stock Award Agreement and pay whatever price (if any) is required under Section 7(b)(I).

                  (iii) Each participant receiving a Restricted Stock Award shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award.

                  (iv) The Committee shall require that the stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed.


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         (c)      Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to this Section 7 shall be subject to the following restrictions and conditions:

                  (i) Subject to the provisions of this Plan and the award agreement during a period set by the Committee commencing with the date of such award (the "Restriction Period"), the participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock awarded under the Plan. Within these limits, the Committee, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on service, performance and/or such other factors or criteria as the Committee may determine, in its sole discretion.

                  (ii) Except as provided in this Paragraph (ii) and Section 7(c)(I), the participant shall have, with respect to the shares of Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the shares, and the right to receive any cash dividends. The Committee, in its sole discretion, as determined at the time of award, may permit or require the payments of cash dividends to be deferred and, if the Committee so determines, reinvested, subject to Section 14(e), in additional Restricted Stock to the extent shares are available under
                           Section 3, or otherwise reinvested. Stock dividends issued with respect to Restricted Stock shall be treated as additional shares of Restricted Stock that are subject to the same restrictions and other terms and conditions that apply to the shares with respect to which such dividends are issued.

                  (iii) Subject to the applicable provisions of the award agreement and this Section 7, upon termination of a participant's employment with the Company and any Subsidiary for any reason during the Restriction Period, all shares still subject to restriction will vest or be forfeited, in accordance with the terms and conditions established by the Committee at or after grant.

                  (iv) If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, certificates for an appropriate number of unrestricted shares shall be delivered to the participant promptly.

                  (v) A participant may elect to further extend the Restriction Period for a specified period or until a specified event, subject in each case to the Committee's approval and to such terms as are determined by the Committee, all in its sole discretion. Subject to any exceptions adopted by the Committee, each election must be made prior to the first day of the calendar year in which the Restriction Period (or installment thereof) ends.

         (c) Rules and Procedures. The Committee shall develop such rules and procedures, not inconsistent with the provisions of this
                  Section 7, as it deems necessary or appropriate relating to awards of Restricted Stock under the Plan.

         (d) Notwithstanding anything in this Section 7 to the contrary, Restricted Stock granted hereunder shall be required to be held for a minimum of six months prior to disposition.

SECTION 8.  DEFERRED STOCK.

         (a) Administration. Deferred Stock may be awarded either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. The Committee shall determine the eligible persons to whom and the time or times at which Deferred Stock shall be awarded, the number of shares of Deferred Stock to be awarded to any person, the duration of the period (the "Deferral Period") during which, and the conditions under which receipt of the Stock will be deferred, and the other terms and conditions of the award in addition to those set forth in Section 8(b).

                  The Committee may condition the grant of Deferred Stock upon the attainment of specified performance goals or such other factors or criteria as the Committee shall determine, in its sole discretion.

                  The provisions of Deferred Stock Awards need not be the same with respect to each recipient.

         (b) Terms and Conditions. The shares of Deferred Stock awarded pursuant to this Section 8 shall be subject to the following terms and conditions:

                  (i) Subject to the provisions of this Plan and the award agreement referred to in Section 8(b)(vi) below, Deferred Stock Awards may not be sold, assigned, transferred, pledged or otherwise encumbered during the Deferral Period. At the expiration of the Deferral Period (or the Elective Deferral Period referred to in Section 8(b)(v), where applicable), share certificates shall be delivered to the participant, or his legal representative, in a number equal to the shares covered by the Deferred Stock Award.

                  (ii) Unless otherwise determined by the Committee at grant, amounts equal to any dividends declared during the Deferral Period with respect to the number of shares covered by a Deferred Stock Award will be paid to the participant currently, or deferred and deemed to be reinvested in additional Deferred Stock, or otherwise reinvested, all as determined at or after the time of the award by the Committee, in its sole discretion.

                  (iii) Subject to the provisions of the award agreement and this Section 8, upon termination of a participant's employment with the Company or any Subsidiary for any reason during the Deferral Period for a given award, the Deferred Stock in question will vest, or be forfeited, in accordance with the terms and conditions established by the Committee at or after grant.

                  (iv) Based on service, performance and/or such other factors or criteria as the Committee may determine, the Committee may, at or after grant, accelerate the vesting of all or any part of any Deferred Stock Award and/or waive the deferral limitations for all or any part of such award.

                  (v) A participant may elect to further defer receipt of an award (or an installment of an award) for a specified period or until a specified event (the "Elective Deferral Period"), subject in each case to the Committee's approval and to such terms as are determined by the Committee, all in its sole discretion. Subject to any exceptions adopted by the Committee, each election must be made prior to the first day of the calendar year in which the Restriction Period (or installment thereof) ends.

                  (vi) Each award shall be confirmed by, and subject to the terms of, a Deferred Stock agreement executed by the Company and the participants.

         (c) Notwithstanding anything to the contrary in this Section 8, Deferred Stock granted hereunder shall be required to be held for a minimum of six months prior to disposition.

SECTION 9.  OTHER STOCK-BASED AWARDS.

         (a) Administration. Other awards of Stock and other awards that are valued in whole or in part by reference to, or are otherwise based on Stock ("Other Stock-Based Awards"), including, without limitation, performance shares, convertible preferred stock, convertible debentures, exchangeable securities and Stock awards or options valued by reference to Book Value or subsidiary performance, may be granted either alone or in addition to or in tandem with Stock Options, Stock Appreciation Rights, Restricted Stock, or Deferred Stock granted under the Plan and/or cash awards made outside of the Plan.

                  Subject to the provisions of the Plan, the Committee shall have authority to determine the persons to whom and the time or times at which such awards shall be made, the number of shares of Stock to be awarded pursuant to such awards, and all other conditions of the awards. The Committee may also provide for the grant of Stock upon the completion of a specified performance period.

                  The provisions of Other Stock-Based Awards need not be the same with respect to each recipient.

         (b) Terms and Conditions. Other Stock-Based Awards made pursuant to this Section 9 shall be subject to the following terms and conditions:

                  (i) Subject to the provisions of this Plan and the award agreement referred to in Section 9(b)(v) below, shares subject to awards made under this Section 9 may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

                  (ii) Subject to the provisions of this Plan and the award agreement and unless otherwise determined by the Committee at grant, the recipient of an award under this Section 9 shall be entitled to receive, currently or on a deferred basis, interest or dividends or interest or dividend equivalents with respect to the number of shares covered by the award, as determined at the time of the award by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Stock or otherwise reinvested.

                  (iii) Any award under Section 9 and any Stock covered by any such award shall vest or be forfeited to the extent so provided in the award agreement, as determined by the Committee, in its sole discretion.

                  (iv) In the event of the participant's Disability or death, or in cases of special circumstances, the Committee may, in its sole discretion, waive in whole or in part any or all of the remaining limitations imposed hereunder (if any) with respect to any or all of an award under this Section 9.

                  (v) Each award under this Section 9 shall be confirmed by, and subject to the terms of an agreement or other instrument by the Company and by the participant.

                  (vi) Stock (including securities convertible into Stock) issued on a bonus basis under this Section 9 may be issued for no cash consideration.

         (c) Notwithstanding anything to the contrary in this Section 9, Other Stock-Based Awards granted hereunder shall be required to be held for a minimum of six months prior to disposition.

SECTION 10.  OUTSIDE DIRECTORS.

Notwithstanding anything herein to the contrary, Outside Directors may participate in the Plan in accordance with this Section 10.

         (a) All annual retainer fees for service as a Director and as a member of any committee of the Board shall be paid in the form of Stock. However, payments made for attendance at a meeting (whether in person or by telephone) will be paid in cash. Stock payments will be made within ten
                  (10) business days following the date of the election of the Board.

                  (i) Any Stock issued to an Outside Director will contain a legend restricting its resale for a twelve (12) month period.

                  (ii) Should the individual's service as a Director terminate prior to the expiration of the twelve (12) month period for a reason other than death or Disability, the Stock shall be forfeited.

                  (iii) The Company shall cause a new share certificate to be issued to each Outside Director following the lapse of the twelve (12) month period.

         (b) Each Outside Director shall be granted a Stock Option to purchase the same number of shares of Stock that the Outside Director owned (i) sixty (60) days after the date of his or her election to the Board if that date occurs after September 11, 1994, or (ii) on September 12, 1994, if the Outside Director had served on the Board prior to that date ("Entitlement Date").

                  (i) In no event may the maximum number of shares issued to an Outside Director pursuant to this Paragraph (b) exceed twenty-five thousand (25,000).

                  (ii) Stock Options issued pursuant to this Paragraph (b) shall be:

                           (A) Issued within ten (10) business days after the individual's Entitlement Date:

                           (B) At an option price equal to the fair market value of the Stock on the individual's Entitlement Date;

                           (C) Exercisable upon the earlier of (i) a Change of Control, or (ii) one (1) year after the individual's Entitlement Date; and

                           (D) Continue to be exercisable for a period of four (4) years while serving as a Director;

                           (E) Exercisable for a period of ninety (90) days following termination of service as a Director, unless such termination is due to the individual's death or Disability, in which case the Stock Option shall be exercisable for one (1) year following termination of service.

         (c) Notwithstanding anything in the foregoing to the contrary, any Stock Option granted pursuant to this Section 10 shall not be exercisable prior to the date which is six months subsequent to the date of grant of such Stock Option; provided, however, that upon the occurrence of a Change of Control, the Stock Option shall be exercisable immediately if the grant of such Stock Option was approved by the Board or the Committee provided for in Section 2 hereof.

SECTION 11.  CHANGE OF CONTROL.

In the event of a Change of Control, except as the Board may expressly provide otherwise in resolutions adopted prior to the Change of Control:

         (a) All Stock Options or Stock Appreciation Rights then outstanding shall become fully exercisable as of the date of the Change of Control; and

         (b) All restrictions and conditions of all grants of Restricted Stock (including Restricted Stock granted pursuant to Section 10 above) Deferred Stock and Other Stock-Based Awards then outstanding shall be deemed satisfied as of the date of the Change of Control.

Subject to the limitation that, notwithstanding anything in this Plan to the contrary, any Stock Option which has been outstanding for less than six months on the date of such Change of Control shall be exercisable immediately if the grant of such Stock Option was approved by the Board or the Committee provided for in Section 2 hereof.

SECTION 12.  AMENDMENTS AND TERMINATIONS.

The Board may amend, modify, or discontinue the Plan, but no amendment, modification, or discontinuation shall be made which would impair the rights of an optionee or participant under a Stock Option, Stock Appreciation Right, Restricted or Deferred Stock Award, or Other Stock-Based Award theretofore granted, without the participant's consent. Furthermore, in addition to such limitations upon amendments as may be imposed by any stock exchange on which the Stock is traded, no amendment may be adopted without the consent of the Company's shareholders that would:

         (a) increase the aggregate number of shares that may be issued under the Plan,

         (b) modify the requirements affecting eligibility to participate in the Plan, or

         (c) materially increase the benefits accruing to Insiders under the Plan. The preceding sentence is intended solely to satisfy the requirements of Code Section 422, and it not intended to confer upon participants any rights to have the Plan continued without amendment.

The Committee may amend the terms of any Stock Option or other award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any participant without the participant's consent. The Committee may also substitute new Stock Options for previously granted Stock Options (on a one for one or other basis), including previously granted Stock Options having higher option exercise prices.

Subject to the above provisions, the Board shall have broad authority to amend the Plan to take into account changes in applicable securities and tax laws and accounting rates, as well as other developments.

SECTION 13.  UNFUNDED STATUS OF PLAN.

The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a participant or optionee by the Company, nothing contained herein shall give any such participant or optionee any rights that are greater than those of a general creditor of the Company.

SECTION 14.  GENERAL PROVISIONS.

         (a) The Committee may require each person purchasing shares pursuant to a Stock Option or other award under the Plan to represent to and agree with the Company in writing that the optionee or participant is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

                  All certificates for shares of Stock or other securities delivered under the Plan shall be subject to stop stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Committee, any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

         (b) Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

         (c) The adoption of the Plan shall not confer upon any employee of the Company or any Subsidiary any right to continued employment with the Company or a Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or a Subsidiary to terminate the employment of any of its employees at any time.

         (d) No later than the date as of which an amount first becomes includible in the gross income of the participant for federal income tax purposes with respect to any award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to such amount.

                  Unless otherwise determined by the Committee, withholding obligations may be settled with Stock, including Stock that is part of the award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

         (e) The actual or deemed reinvestment of dividends or dividend equivalents in additional Restricted Stock (or in Deferred Stock or Other Stock-Based Awards) at the time of any dividend payment shall only be permissible if sufficient shares of Stock are available under Section 3 for such reinvestment (taking into account then outstanding Stock Options, and other Stock-Based Awards).

         (f) The plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware.

SECTION 15.  EFFECTIVE DATE OF PLAN.

The provisions of Section 10 shall be effective as of September 13, 1994, provided that this Plan, as amended is approved by the Company's shareholders on that date.

SECTION 16.  TERM OF PLAN.

No Stock Option, Stock Appreciation Right, Restricted Stock Award, Deferred Stock Award, or Other Stock-Based Award shall be granted pursuant to the Plan on or after the tenth anniversary of the date of shareholder approval, but awards granted prior to such tenth anniversary may extend beyond that date.